Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

May 22, 2026

Generation Income Properties, Inc.

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

Ladies and Gentlemen:

We have acted as counsel to Generation Income Properties, Inc., a Maryland corporation (the “Company”), in connection with the Company’s offering and sale, through or to Maxim Group LLC, of (A) (i) up to $7.5 million of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) common stock warrants to purchase shares of Common Stock (the “Common Warrants”) equal to the number of shares of Common Stock (or, in lieu thereof, Pre-Funded Warrants) sold in the offering; and (iii) pre-funded warrants to purchase up to $7.5 million shares of Common Stock issuable in lieu of Shares of Common Stock (at the election of investors) (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”), and (B) (i) the shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”) and (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (together with the Common Warrant Shares, the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”). The number of Shares and the number of Warrant Shares may be adjusted in the final prospectus relating to the Securities, filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), but in no event will the aggregate amount of Shares (or, in lieu thereof, Pre-Funded Warrants) registered pursuant to the Registration Statement exceed $7.5 million. The Securities are being registered pursuant to the Company’s Registration Statement on Form S-11 initially filed with the Commission on the date hereof (as amended, the “Registration Statement”).

In connection with our representation, we have examined: (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company, as amended and (iv) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Registration Statement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> 4932-6406-4942.2

signature methods or systems), the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Maryland, the federal laws of the United States, and, with respect to the Warrants constituting binding obligations of the Company enforceable in accordance with their terms, the laws of the State of New York, as amended, and we express no opinion as to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. Upon the issuance of the Shares and the receipt by the Company of the consideration for the Shares as set forth in the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

2. The Warrants, when issued and sold in accordance with the Registration Statement and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws related to or affecting creditors’ rights and to general equity principles.

3. The Warrant Shares, when issued and paid for upon the exercise of the Warrants, and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> 4932-6406-4942.2